EXHIBIT 10.1
WAIVER AND THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This WAIVER AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 9th day of November, 2009, by and between Silicon Valley Bank (“Bank”) and Betawave Corporation, a Delaware corporation (“Borrower”), whose address is 706 Mission Street, 10th Floor, San Francisco CA 94103.

Recitals

A. Bank and Borrower entered into the Loan and Security Agreement, dated as of March 28, 2009, as amended by the First Amendment to Loan and Security Agreement, dated as of July 31, 2009, and the Second Amendment to Loan and Security Agreement, dated as of August 14, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to the Borrower for the purposes permitted in the Loan Agreement.

B. An Event of Default exists under Section 8.2(a) of the Loan Agreement as a result of Borrower’s breach as of September 30, 2009 of the minimum Tangible Net Worth covenant set forth in Section 6.10(b) of the Loan Agreement (the “Existing Default”).

C. Borrower has requested that Bank waive the Existing Default.

D. Borrower has further requested that Bank amend Section 6.9(a) of the Loan Agreement, with respect to Borrower’s obligation to maintain a minimum amount of cash in its operating account with Bank and the Sweep Account.

E. Borrower has also requested that Bank agree that (i) the minimum Tangible Net Worth covenant set forth in Section 6.10(b) of the Loan Agreement not be tested from October 1, 2009, to November 23, 2009, and (ii) the collateral report for September 30, 2009, required to be delivered pursuant to Section 6.2(a)(ii) of the Loan Agreement, may be delivered by November 1, 2009, rather than by October 20, 2009.

F. Bank has agreed to such amendment, and such requests, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Waiver.

2.1 Bank hereby waives the Existing Default.

2.2 The foregoing Event of Default waiver shall not operate as a waiver of any other Event of Default, now existing or occurring in the future, whether with respect to the covenants described above or any other provisions of the Agreement or of any of the other Loan Documents.  The foregoing waiver also shall not operate as a waiver of any right or remedy of Bank now existing or arising in the future with respect to any Event of Default not waived pursuant to this section.

2.3 Borrower represents and warrants to Bank that to the best of Borrower’s knowledge, after giving effect to this Amendment, the Event of Default waived pursuant to this section is the only Event of Default which has occurred and is continuing as of the date hereof.

3. Amendments to Loan Agreement.

3.1 Section 6.9 (Operating Accounts).  Subsection (a) of Section 6.9 is amended in its entirety and replaced with the following:

(a)           Maintain its primary and its Subsidiaries’ primary operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, which accounts shall represent at least 75% of the dollar value of Borrower’s and such Subsidiaries’ accounts at all financial institutions.

3.2 Section 6.10(Financial Covenants).   Section 6.10 is amended by adding a new subsection (c) that reads as follows:

(c)           Minimum Unrestricted Cash.   At all times, at least One Million Five Hundred Thousand Dollars ($1,500,000) in Unrestricted Cash on deposit in (i) Borrower’s unrestricted operating accounts with Bank, (ii) Borrower’s sweep account with Bank (the “Sweep Account”) and (iii) Borrower’s accounts with Bank’s Affiliates.

3.3 Section 13.1 (Definitions).  The definition “Borrowing Base” in Section 13.1 is amended in its entirety and replaced with the following:

“Borrowing Base” is during the Interim Period the lesser of (i) the sum of (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report, plus (b) if Bank, in its sole discretion agrees to include Extended Eligible Accounts in the Borrowing Base after completion of the Initial Audit, sixty percent (60%) of Extended Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral, and (ii) One Million Five Hundred Thousand Dollars ($1,500,000).   “Interim Period” means the period commencing on November 2, 2009, and ending on November 23, 2009.  Upon the termination or expiration of the Interim Period, the “Borrowing Base” is the lesser of (i) the sum of (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report, plus (b) if Bank, in its sole discretion agrees to include Extended Eligible Accounts in the Borrowing Base after completion of the Initial Audit, sixty percent (60%) of Extended Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral, and (ii) Seven Hundred Fifty Thousand Dollars ($750,000).

3.4 Exhibit B (Compliance Certificate).  Exhibit B is amended and restated as set forth in Attachment “1” hereto

4. Tangible Net Worth Covenant; Collateral Reporting.

4.1 Tangible Net Worth Covenant.   The minimum Tangible Net Worth covenant set forth in Section 6.10(b) of the Loan Agreement shall not apply to Borrower for the period from October 1, 2009, to November 23, 2009.

4.2 Collateral Reporting.   Borrower shall have until November 1, 2009, to deliver the collateral report due pursuant to Section 6.2(a)(i) and Section 6.2(a)(ii) of the Loan Agreement for the period ended September 30, 2009.

5. Limitation of Amendments.

5.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default has occurred and is continuing;

6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3 The organizational documents of Borrower provided to Bank in connection with the conversion of Borrower from a Nevada corporation to a Delaware corporation that became effective in September 2009 (collectively, the “Organizational Documents”) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect or Borrower is delivering to Bank its current organizational documents in connection with the execution hereof;

6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any Requirement of Law, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Organizational Documents;

6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any Governmental Approval from any Governmental Authority (except for Governmental Approvals which have already been obtained and are in full force and effect and except for filings with the Securities and Exchange Commission or NASDAQ, which shall be made following the date hereof); and

6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Prior Agreement.  Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Release by Borrower.

8.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

8.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)

8.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

8.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

8.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment;

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary;

(c) The terms of this Amendment are contractual and not a mere recital;

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower;  and

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of all Bank Expenses relating to this Amendment.

11. Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK Silicon Valley Bank By: /s/ Mike Meier Name: Mike Meier Title: Relationship Manager	BORROWER Betawave Corporation By: /s/ David Lorie Name: David Lorie Title: Secretary and General Counsel

ATTACHMENT “1”

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:                 SILICON VALLEY BANK                                                                                                           Date:
FROM:                 BETAWAVE CORPORATION

The undersigned authorized officer of Betawave Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Transaction Report with Accounts Receivable and Accounts Payable Agings, Deferred Revenue Report, Publisher Guarantees and Publisher Advances	Monthly within 20 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Monthly financial statements and Compliance Certificate	Monthly within 30 days	Yes No
Annual financial projections	Within 30 days prior to fiscal year commencement	Yes No
The following intellectual property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain:
At all Times, Minimum Liquidity Ratio	1.50:1.00	_____:1.00	Yes No
At all Times, Minimum Unrestricted Cash in Sweep Account, Operating Accounts and Bank Affiliate Accounts	$1,500,000	$________	Yes No
On a Monthly Basis, Minimum Tangible Net Worth	$_______	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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BETAWAVE CORPORATION By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:                    _________________________

Verified: ________________________
authorized signer
Date:                    _________________________

Compliance Status:                                         Yes     No